UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

PracticeXpert, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada	0-30583	87-0622329
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

23975 Park Sorrento Drive, No. 110
Calabasas, California 91302

(Address of Principal Executive Offices including Zip Code)

(818) 591-0081

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments; Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 4, 2006, PracticeXpert, Inc. (the “Company”) determined that it will revise its filings on Form 10-QSB for each of the three month periods ended March 31, 2005, June 30, 2005 and September 30, 2005 in order to restate the value of its customer lists acquired from Cancer Care Network, Inc. (“CCN”) and Physician Informatics, Inc., d/b/a PracticeOne (“PracticeOne”), and record additional impairment losses for the three month period ended December 31, 2005. The Company will also restate its consolidated financial statements for the above-indicated periods to reduce the carrying value of the promissory note (the “Note”) in the principal amount of $4,000,000 with PracticeOne, as debtor, and PI (Cayman) Limited, as lender, and record such Note at its fair value equal to the value of the common stock that would be issued upon its conversion. Accordingly, the carrying value of the Note will be reduced to the amount of $1,300,000, which is determined by multiplying (x) the $0.13 closing market price of the Company’s common stock on January 3, 2005, the date the Note was issued in connection with the consummation of the PracticeOne acquisition, by (y) the 10,000,000 shares of common stock convertible under the Note. Accordingly, goodwill related to the PracticeOne acquisition shall be reduced by the amount of $2,700,000. Furthermore, the gain related to the conversion of the Note on June 30, 2005 shall be reduced to the amount of $600,000, which is the difference between (x) the revised $1,300,000 carrying value of the Note and (y) the $700,000 market value, or $.07 per share, for the 10,000,000 shares of common stock issued on June 30, 2005, the date of conversion.

The restated value of the CCN customer lists, including the impairment losses for each of the three month periods ended March 31, 2005, June 30, 2005, September 30, 2005, and December 31, 2005, are as follows:

	Three Month Period Ended March 31, 2005	Three Month Period Ended June 30, 2005	Three Month Period Ended Sept 30, 2005	Three Month Period Ended December 31, 2005
Customer lists, net	$3,139,958	$2,386,851	$2,088,264	$880,159
Impairment losses	(25,033)	(293,707)*	—	(840,519)

*
The amount of impairment losses related to the CCN customer lists is being restated from the amount previously reported in the Company’s consolidated financial statements included in its Form 10-QSB for the period ended June 30, 2005, and includes additional losses in the amount of $185,974.

The restated value of the PracticeOne customer lists, including the impairment losses for each of the three month periods ended March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005, are as follows:

	Three Month Period Ended March 31, 2005	Three Month Period Ended June 30, 2005	Three Month Period Ended Sept 30, 2005	Three Month Period Ended December 31, 2005
Customer lists, net	$1,532,157	$1,442,230	$1,352,143	$1,235,468
Impairment losses	—	—	—	(42,979)

The Company has received comment letters from the staff of the Securities and Exchange Commission (the “Commission”) regarding the foregoing. The Company has made the determination that the restatement of the consolidated financial statements included in the quarterly reports on Form 10-QSB for the above-indicated periods is required under generally accepted accounting principles, and the staff of the Commission has concurred with the Company’s decision to revise such quarterly reports on Form 10-QSB, including the restated amounts as set forth in this report. The Company will record additional impairment losses for the three month period ended December 31, 2005 related to its customer lists acquired from CCN and PracticeOne, which will be set forth in the Company’s consolidated financial statements included in its annual report on Form 10-KSB for the period ended December 31, 2005. The Company’s authorized officers have discussed with the Company’s independent accountants the foregoing matters. Accordingly, the consolidated financial statements included in the Company’s filings on Form 10-QSB for each of the three month periods ended March 31, 2005, June 30, 2005 and September 30, 2005 should no longer be relied upon because of the pending restatement of its consolidated financial statements for such periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEXPERT, INC. (Registrant)

Dated: April 7, 2006	By:	/s/ Michael Manahan

Name: Michael Manahan Title: Chief Executive Officer